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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Saucony, Inc. on Form S-8 filed herewith of our report dated April 2, 1998 on our audits of the financial statements and financial statement schedules of Saucony S.P. Pty. Limited as of January 2, 1998 and January 3, 1997 and for the years ended January 2, 1998, January 3, 1997 and January 5, 1996 which report is included in the Annual Report on Form 10-K for the fiscal year ended January 2, 1998 for Saucony, Inc.



                                             /s/ Grant Thornton
                                                ------------------------------
                                                GRANT THORNTON

Sydney, Australia
July 12, 2000